Exhibit (99)(a)

Press Release April 14, 2008

WACHOVIA REPORTS 1ST QUARTER RESULTS; ANNOUNCES INITIATIVES

TO FURTHER ENHANCE CAPITAL BASE AND FLEXIBILITY

— Plans to Raise Capital through Public Offering

— Reduces Quarterly Dividend to $0.375 Per Common Share, Preserving $2.0 Billion of

Capital Annually

— Increases Credit Reserves; Provision $2.1 Billion Above Net Charge-offs

— Net Loss of $350 Million or $393 Million (20 Cents) after Preferred Dividend

— Strong Sales Momentum and Solid Underlying Expense Control Cushions Impact of

Rising Credit Costs and Market Disruption Losses

CHARLOTTE, N.C. – Wachovia today announced a series of actions to further enhance its capital base and operational flexibility, and updated its credit reserve modeling to reflect greater emphasis on forecasted changes in customer behavior assuming continued house price depreciation. These actions include:

•	Plans to raise capital through a public offering of common stock and perpetual convertible preferred stock;

•

Lowering the quarterly common stock dividend, which preserves $2.0 billion of capital annually, to build capital ratios and provide more operational flexibility. The board of directors declared a quarterly common stock dividend of $0.375 cents per common share, payable on June 16, 2008, to stockholders of record on May 30, 2008. This dividend level is consistent with Wachovia’s capital needs and growth opportunities for each of its business segments, and with an anticipated 40 percent to 50 percent cash payout ratio over the intermediate horizon; and

•

The update in the credit reserve modeling in response to the current and forecasted market environment and its effect on consumer behavior, particularly in stressed markets, resulting in a significant increase in the first quarter 2008 provision for credit losses. In addition, the scope of credit disclosures was increased to provide enhanced insight into the payment option consumer real estate portfolio.

In addition, Wachovia reported a first quarter 2008 net loss of $350 million before preferred dividends, or a net loss available to common stockholders of $393 million, (20 cents per common share). These results, which reflect higher credit costs and the continued disruption in the capital markets, compared with earnings of $2.30 billion, or $1.20 per share, in the first quarter of 2007.

While solid underlying performance was overshadowed by market disruption-related valuation losses of $2.0 billion, Wachovia generated total revenue of $7.9 billion on higher loans and deposits and strength in fiduciary and asset management fees, brokerage commissions and traditional banking fees, including the impact of the A.G. Edwards acquisition.

“I’m deeply disappointed with our first quarter results, but I am confident we’re taking prudent and appropriate actions in this challenging period to restore Wachovia to a more profitable path. The precipitous decline in housing market conditions and unprecedented changes in consumer behavior prompted us to update our credit reserve modeling and rely less heavily on historical trends to forecast losses. As a result, we have substantially increased our reserves,” said Ken Thompson, Wachovia’s chief executive officer. “The most painful decision was to reduce the dividend because it adversely affects our shareholders. But we believe the long-term benefit to

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WACHOVIA REPORTS 1ST QUARTER RESULTS; ANNOUNCES CAPITAL INITIATIVES/page 2 shareholder value outweighs the disadvantage of the dividend reduction as we fortify our balance sheet against continued instability in the housing and capital markets.

“It’s important to note that in early 2007 in advance of the market dislocation, we took steps to bolster our liquidity and reduce market-related exposures in products originally intended for distribution,” Thompson added. “We have generally been a provider of liquidity to the market during this period of market disruption, and we also continue to reduce our market-related exposures. The actions we announced today will further enhance and ensure our ongoing financial flexibility to invest and drive future earnings growth. With strengthened reserves and capital, and our strong deposit base, we believe we’re well-positioned to continue to successfully weather this uniquely challenging period.”

Earnings Highlights

	Three Months Ended
	March 31, 2008		December 31, 2007		March 31, 2007
(In millions, except per share data)	Amount	EPS	Amount	EPS	Amount	EPS
Earnings
Net income (loss)	$(350)	—	193	0.10	2,302	1.20
Discontinued operations, net of income taxes	—	—	(142)	(0.07)	—	—
Dividends on preferred stock	(43)	—	—	—	—	—

Net income (loss) available to common stockholders	$(393)	(0.20)	51	0.03	2,302	1.20
Discontinued operations, net of income taxes	—	—	142	0.07	—	—

Income (loss) from continuing operations	(393)	(0.20)	193	0.10	2,302	1.20
Net merger-related and restructuring expenses	123	0.06	108	0.05	6	—

Earnings (loss) excluding merger-related and restructuring expenses, and discontinued operations	$(270)	(0.14)	301	0.15	2,308	1.20

Financial ratios
Return on average common stockholders’ equity	(2.11)%		0.28		13.47
Net interest margin (a)	2.92		2.88		3.06
Fee and other income as % of total revenue (a)	39.15		36.99		45.15
Overhead efficiency ratio (a)	68.91%		78.00		55.88

Capital adequacy (b)
Tier 1 capital ratio	7.5%		7.4		7.4
Total capital ratio	12.1		11.8		11.4
Leverage ratio	6.2%		6.1		6.1

Asset quality
Allowance for loan losses as % of nonaccrual and restructured loans	84%		90		207
Allowance for loan losses as % of loans, net	1.37		0.98		0.80
Allowance for credit losses as % of loans, net (c)	1.41		1.02		0.84
Net charge-offs as % of average loans, net	0.66		0.41		0.15
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	1.70%		1.14		0.42

(a)	Tax-equivalent.
(b)	The first quarter of 2008 is based on estimates.
(c)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.

Results include after-tax net merger-related expenses of 6 cents per share in the first quarter of 2008; these expenses did not affect earnings per share in the first quarter of 2007. Excluding the merger-related expenses, results were a net loss available to common stockholders of $270 million, or 14 cents per share, in the first quarter of 2008. Results also include the impact of the A.G. Edwards, Inc., acquisition from October 1, 2007.

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WACHOVIA REPORTS 1ST QUARTER RESULTS; ANNOUNCES CAPITAL INITIATIVES/page 3

Wachovia Corporation

	Three Months Ended
(In millions)	March 31, 2008	December 31, 2007	March 31, 2007
Net interest income (Tax-equivalent)	$4,805	4,674	4,537
Fee and other income	3,091	2,744	3,734
Total revenue (Tax-equivalent)	7,896	7,418	8,271
Provision for credit losses	2,831	1,497	177
Noninterest expense	5,441	5,786	4,621
Income (loss) from continuing operations before income taxes (benefits) (Tax-equivalent)	(531)	28	3,337
Income taxes (benefits) (Tax-equivalent)	(181)	(165)	1,035
Net income (loss) available to common stockholders	(393)	51	2,302
Average loans, net	465,936	449,805	415,261
Average core deposits	$394,513	390,043	369,270

Other key trends in the first quarter of 2008 compared with the first quarter of 2007 included:

•

Revenue of $7.9 billion on higher loan and deposit balances, while fee and other income declined due to net market disruption-related valuation losses of $2.0 billion and significantly reduced fee income related to the disruption in the capital markets. Otherwise, strong momentum continued in fiduciary and asset management fees and brokerage commissions reflecting the A.G. Edwards acquisition and organic growth. Results included $445 million in net gains related to adoption of new fair value accounting standards and a $225 million gain related to the Visa initial public offering.

•

Net interest margin compression of 14 basis points year over year, although the margin rose 4 basis points from the fourth quarter of 2007. Net interest income rose modestly, reflecting growth in average commercial loans, up 26 percent, and average consumer loans, up 4 percent, as well as solid core deposit growth, up 7 percent. Average loan growth included the impact of $7.3 billion of transfers to the loan portfolio from held-for-sale as well as strength in commercial, commercial real estate and traditional conforming mortgage loans. Deposit growth was led by strength in IRAs and money market accounts.

•	An 18 percent increase in noninterest expense largely reflecting the impact of A.G. Edwards, as well as growth in credit-related sundry expense.

•

Provision for credit losses of $2.8 billion, which exceeded net charge-offs by $2.1 billion. The provision largely reflected more severe deterioration in the residential housing market, particularly in specific markets in California and Florida, as well as the result of the refinements made to the credit reserve model for the payment option product. These refinements incorporate multiple and more granular factors regarding unprecedented consumer behavior, housing price deterioration and increased foreclosures. Net charge-offs were $765 million, or an annualized 0.66 percent of average net loans. Total nonperforming assets including loans held for sale were $8.4 billion, or 1.70 percent of loans, foreclosed properties and loans held for sale, largely reflecting increases in consumer real estate-related nonperforming assets due to the effects of the weakened housing industry.

Lines of Business

The following discussion covers the results for Wachovia’s four core business segments and is on a segment earnings basis, which excludes net merger-related and restructuring expenses, other intangible amortization and discontinued operations. Segment earnings are the basis on which

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WACHOVIA REPORTS 1ST QUARTER RESULTS; ANNOUNCES CAPITAL INITIATIVES/page 4

Wachovia manages and allocates capital to its business segments. In accordance with Wachovia’s business segment methodology, provision expense in excess of charge-offs, which amounted to $2.1 billion in the first quarter of 2008, is not allocated to business segments.

Pages 13 and 14 include a reconciliation of segment results to Wachovia’s consolidated results of operations in accordance with GAAP.

General Bank Highlights

	Three Months Ended
(In millions)	March 31, 2008	December 31, 2007	March 31, 2007
Net interest income (Tax-equivalent)	$3,455	3,402	3,398
Fee and other income	990	929	845
Total revenue (Tax-equivalent)	4,500	4,389	4,290
Provision for credit losses	569	320	147
Noninterest expense	2,050	2,041	1,869
Segment earnings	$1,195	1,287	1,444
Cash overhead efficiency ratio (Tax-equivalent)	45.55%	46.50	43.56
Average loans, net	$311,447	303,269	288,229
Average core deposits	297,680	296,568	284,046
Economic capital, average	$12,695	11,179	10,662

General Bank

The General Bank includes retail, small business and commercial customers. The first quarter of 2008 compared with the first quarter of 2007 included:

•

Earnings of $1.2 billion, down $249 million, driven by rapidly rising credit costs and related expenses, which overshadowed continued strong sales momentum reflected in total revenue of $4.5 billion, up 5 percent.

•

Average loan growth of 8 percent, with double digit growth in wholesale businesses and 4 percent growth in mortgage lending as a decline in prepayments offset lower volumes on the payment option mortgage product.

•	Significant efforts in the mortgage business included a restructuring of the operating model, extensive loss mitigation efforts and initiatives to increase the volume of marketable mortgages.

•

A home equity lending decline of 41 percent, reflecting implementation of tightened credit standards. Over 95 percent of our home equity loans are originated through our branch network and other direct channels.

•	A 26 percent increase in auto loan originations

•	Average core deposit growth of 5 percent, largely reflecting strength in wholesale deposits, which were up 10 percent, and an increase of 4 percent in retail deposits.

•	Growth in net new retail checking accounts slowed to a still strong increase of 174,000 in the first quarter of 2008 compared with an increase of 268,000 in the first quarter of 2007.

•	Net new checking accounts include 139,000 linked to the new Way2Save accounts, which launched in mid-January 2008.

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WACHOVIA REPORTS 1ST QUARTER RESULTS; ANNOUNCES CAPITAL INITIATIVES/page 5

•

17 percent growth in fee and other income, with strength in service charges, interchange income and mortgage banking fee income. Strong interchange income reflected an 18 percent increase in debit/credit card volume from the first quarter of 2007.

•

Noninterest expense up 10 percent due to growth in credit-related sundry expense, as well as on continued strategic investment in de novo branch activity, Western expansion and buildup in credit card operations. During the first quarter of 2008, 23 de novo branches were opened and 58 branches were consolidated. As a result of performance initiatives, operating leverage continued to improve, which enabled the continued strategic investment.

•	A $422 million increase in the provision for credit losses largely reflecting rapid deterioration in consumer real estate in certain housing markets and higher losses on auto loans.

Wealth Management Highlights

	Three Months Ended
(In millions)	March 31, 2008	December 31, 2007	March 31, 2007
Net interest income (Tax-equivalent)	$181	183	181
Fee and other income	211	214	196
Total revenue (Tax-equivalent)	397	400	380
Provision for credit losses	5	7	1
Noninterest expense	246	249	247
Segment earnings	$92	91	84
Cash overhead efficiency ratio (Tax-equivalent)	62.08%	62.27	65.12
Average loans, net	$22,413	21,791	20,394
Average core deposits	17,397	16,773	17,267
Economic capital, average	$705	616	592

Wealth Management

Wealth Management includes private banking, personal trust, investment advisory services, charitable services, financial planning and insurance brokerage. The first quarter of 2008 compared with the first quarter of 2007 included:

•	Earnings of $92 million on 4 percent revenue growth in challenging markets.

•

Strong fiduciary and asset management fees as a pricing initiative implemented in the third quarter of 2007 and new sales offset declines in equity valuations. Insurance commissions declined largely due to a soft market for insurance premiums and nonstrategic insurance account dispositions.

•	Relatively flat net interest income as solid loan growth offset deposit spread compression.

•	A slight decline in expense driven by efficiency initiatives, which offset the impact of private banking and Western expansion investment.

•	5 percent growth in assets under management to $79.8 billion as asset gathering overcame market depreciation.

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WACHOVIA REPORTS 1ST QUARTER RESULTS; ANNOUNCES CAPITAL INITIATIVES/page 6

Corporate and Investment Bank Highlights

	Three Months Ended
(In millions)	March 31, 2008	December 31, 2007	March 31, 2007
Net interest income (Tax-equivalent)	$1,032	988	716
Fee and other income	(159)	(555)	1,109
Total revenue (Tax-equivalent)	823	383	1,782
Provision for credit losses	197	112	6
Noninterest expense	747	952	911
Segment earnings (loss)	$(77)	(431)	550
Cash overhead efficiency ratio (Tax-equivalent)	90.76%	247.83	51.10
Average loans, net	$101,024	91,702	73,385
Average core deposits	33,623	36,200	34,227
Economic capital, average	$13,242	11,293	8,329

Corporate and Investment Bank

The Corporate and Investment Bank includes corporate lending, investment banking, and treasury and international trade finance. First quarter 2008 results compared with the first quarter of 2007 included:

•	A segment loss of $77 million driven by $1.6 billion in net valuation losses reflecting continued disruption in the capital markets and reduced origination volume in most market-related businesses.

•	Market valuation losses, net of applicable hedges, of:

•	$339 million in subprime residential asset-backed collateralized debt obligations and other related exposures, compared with $818 million in fourth quarter 2007, excluding discontinued operations;

•	$521 million in commercial mortgage structured products, compared with $600 million in fourth quarter 2007;

•	$251 million in consumer mortgage structured products, compared with $123 million in fourth quarter 2007;

•	$309 million in leveraged finance net of fees, compared with a net $93 million gain in fourth quarter 2007; and

•	$144 million in non-subprime collateralized debt obligations and other structured products, compared with a $59 million net gain in fourth quarter 2007.

•

A 44 percent increase in net interest income, which reflected 38 percent growth in average loans including the transfer into the loan portfolio at fair value of certain loans originally slated for disposition, as well as loan growth in the corporate lending and global financial institutions business.

•

Principal investing revenue of $414 million, largely due to a net $486 million of gains related to the adoption of new fair value accounting standards in January 2008, offset by mark-to-market losses in the direct investment portfolio.

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WACHOVIA REPORTS 1ST QUARTER RESULTS; ANNOUNCES CAPITAL INITIATIVES/page 7

•	An 18 percent decline in noninterest expense primarily due to lower variable compensation and reduced headcount in investment banking.

•	Provision of $197 million largely reflecting residential-related commercial real estate losses.

Capital Management Highlights

	Three Months Ended
(In millions)	March 31, 2008	December 31, 2007	March 31, 2007
Net interest income (Tax-equivalent)	$274	318	259
Fee and other income	2,191	2,211	1,477
Total revenue (Tax-equivalent)	2,455	2,518	1,728
Provision for credit losses	—	—	—
Noninterest expense	1,855	1,938	1,237
Segment earnings	$381	368	312
Cash overhead efficiency ratio (Tax-equivalent)	75.54%	76.96	71.59
Average loans, net	$2,562	2,295	1,554
Average core deposits	43,084	38,019	31,683
Economic capital, average	$2,143	2,120	1,334

Capital Management

Capital Management includes retail brokerage services and asset management. The first quarter of 2008 compared with the first quarter of 2007 included:

•

Earnings of $381 million on 42 percent revenue growth, which primarily reflected the A.G. Edwards acquisition. In addition, solid growth in retail brokerage managed account and other asset-based fees despite declining equity markets offset lower transactional revenue and equity syndicate distribution fees. The impact of FDIC sweep deposit growth of $11.0 billion partially offset spread compression in the declining interest rate environment.

•	Record annuity sales of $2.7 billion, including $1.5 billion in the General Bank financial centers.

•	50 percent growth in noninterest expense largely due to the effect of A.G. Edwards, as well as higher legal expense and revenue-based commissions.

Total assets under management of $258.7 billion at March 31, 2008, decreased 6 percent from December 31, 2007, primarily due to declining market valuations.

***

Wachovia Corporation (NYSE:WB) is one of the nation’s largest diversified financial services companies, with assets of $808.9 billion and market capitalization of $53.8 billion at March 31, 2008. Wachovia provides a broad range of retail banking and brokerage, asset and wealth management, and corporate and investment banking products and services to customers through 3,300 retail financial centers in 21 states from Connecticut to Florida and west to Texas and California, and nationwide retail brokerage, mortgage lending and auto finance businesses. Globally, clients are served in selected corporate and institutional sectors and through more than 40 international offices. Our retail brokerage operations under the Wachovia Securities brand name manage more than $1.1 trillion in client assets through 18,600 registered representatives in 1,500 offices nationwide. Online banking is available at wachovia.com; online brokerage products and services at wachoviasec.com; and investment products and services at evergreeninvestments.com.

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WACHOVIA REPORTS 1ST QUARTER RESULTS; ANNOUNCES CAPITAL INITIATIVES/page 8

Forward-Looking Statements

This news release contains various forward-looking statements. A discussion of various factors that could cause Wachovia Corporation’s actual results to differ materially from those expressed in such forward-looking statements is included in Wachovia’s filings with the Securities and Exchange Commission, including its Current Report on Form 8-K dated April 14, 2008.

Explanation of Wachovia’s Use of Certain Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures, including those presented on page 2 and on page 11 under the captions “Earnings Excluding Merger-Related and Restructuring Expenses, and Discontinued Operations” and “Earnings Excluding Merger-Related and Restructuring Expenses, Other Intangible Amortization and Discontinued Operations”, and which are reconciled to GAAP financial measures on pages 21 and 22. In addition, in this news release certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses, discontinued operations and the cumulative effect of a change in accounting principle permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization, discontinued operations and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

Earnings Conference Call and Supplemental Materials

Wachovia CEO Ken Thompson and CFO Tom Wurtz will review Wachovia’s first quarter 2008 results in a conference call and audio web cast beginning at 8:00 a.m. Eastern Daylight Saving Time today. This review may include a discussion of certain non-GAAP financial measures. Supplemental materials relating to first quarter results, which also include a reconciliation of any non-GAAP measures to Wachovia’s reported financials, are available on the Internet at Wachovia.com/investor, and investors are encouraged to access these materials in advance of the conference call.

Web cast Instructions: To gain access to the web cast, which will be “listen-only,” go to Wachovia.com/investor and click on the link “Wachovia First Quarter Earnings Audio Web cast.” In order to listen to the web cast, you will need to download either Real Player or Media Player.

Teleconference Instructions: The telephone number for the conference call is 888-357-9787 for U.S. callers or 706-679-7342 for international callers. You will be asked to tell the answering coordinator your name and the name of your firm. Mention the conference Access Code: WB Investor.

Replay: Monday, April 14, by 12:00 Noon EST and continuing through 5 p.m. EST Friday, July 11. Replay telephone number is 706-645-9291; access code: 43662109.

Investors seeking further information should contact the Investor Relations team: Alice Lehman at 704-374-4139 or Ellen Taylor at 704-383-1381. Media seeking further information should contact the Corporate Media Relations team: Mary Eshet at 704-383-7777 or Christy Phillips at 704-383-8178.

Wachovia may file a registration statement (including prospectus) with the SEC for the offering to which this communication relates. Investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that Wachovia has filed with the SEC for more complete information about Wachovia and this offering. Documents may be obtained for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, investors may call toll-free 1-800-326-5897 to request that the prospectus be mailed after filing.

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WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL TABLES

WACHOVIA CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

(Unaudited)

	2008	2007
(Dollars in millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
EARNINGS SUMMARY
Net interest income (GAAP)	$4,752	4,630	4,551	4,449	4,500
Tax-equivalent adjustment	53	44	33	38	37

Net interest income (Tax-equivalent)	4,805	4,674	4,584	4,487	4,537
Fee and other income	3,091	2,744	2,933	4,240	3,734

Total revenue (Tax-equivalent)	7,896	7,418	7,517	8,727	8,271
Provision for credit losses	2,831	1,497	408	179	177
Other noninterest expense	5,097	5,488	4,397	4,755	4,493
Merger-related and restructuring expenses	241	187	36	32	10
Other intangible amortization	103	111	92	103	118

Total noninterest expense	5,441	5,786	4,525	4,890	4,621
Minority interest in income of consolidated subsidiaries	155	107	189	139	136

Income (loss) from continuing operations before income taxes (benefits) (Tax-equivalent)	(531)	28	2,395	3,519	3,337
Income taxes (benefits)	(234)	(209)	656	1,140	998
Tax-equivalent adjustment	53	44	33	38	37

Income (loss) from continuing operations	(350)	193	1,706	2,341	2,302
Discontinued operations, net of income taxes	—	(142)	(88)	—	—

Net income (loss)	(350)	51	1,618	2,341	2,302
Dividends on preferred stock	43	—	—	—	—

Net income (loss) available to common stockholders	$(393)	51	1,618	2,341	2,302

Diluted earnings per common share (a)	$(0.20)	0.03	0.85	1.22	1.20
Return on average common stockholders’ equity	(2.11)%	0.28	9.19	13.54	13.47
Return on average assets	(0.18)	0.03	0.88	1.33	1.35
Overhead efficiency ratio	68.91%	78.00	60.20	56.02	55.88
Operating leverage	$823	(1,359)	(847)	189	(13)

ASSET QUALITY
Allowance for loan losses as % of loans, net	1.37%	0.98	0.78	0.79	0.80
Allowance for loan losses as % of nonperforming assets	78	84	115	157	189
Allowance for credit losses as % of loans, net	1.41	1.02	0.82	0.83	0.84
Net charge-offs as % of average loans, net	0.66	0.41	0.19	0.14	0.15
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	1.70%	1.14	0.66	0.49	0.42

CAPITAL ADEQUACY (b)
Tier I capital ratio	7.5%	7.4	7.1	7.5	7.4
Total capital ratio	12.1	11.8	10.8	11.5	11.4
Leverage ratio	6.2%	6.1	6.1	6.2	6.1

OTHER DATA
Average basic common shares (In millions)	1,963	1,959	1,885	1,891	1,894
Average diluted common shares (In millions)	1,977	1,983	1,910	1,919	1,925
Actual common shares (In millions) (c)	1,992	1,980	1,901	1,903	1,913
Dividends paid per common share	$0.64	0.64	0.64	0.56	0.56
Dividend payout ratio on common shares	(320.00)%	2133.33	75.29	45.90	46.67
Book value per common share (c)	$36.40	37.66	36.90	36.40	36.47
Common stock price	27.00	38.03	50.15	51.25	55.05
Market capitalization (c)	$53,782	75,302	95,326	97,530	105,330
Common stock price to book value (c)	74%	101	136	141	151
FTE employees	120,378	121,890	109,724	110,493	110,369
Total financial centers/brokerage offices	4,850	4,894	4,167	4,135	4,167
ATMs	5,308	5,139	5,123	5,099	5,146

(a)	Calculated using average basic common shares in the first quarter of 2008.
(b)	The first quarter of 2008 is based on estimates.
(c)	Includes restricted stock for which the holder receives dividends and has full voting rights.

WACHOVIA CORPORATION AND SUBSIDIARIES

OTHER FINANCIAL DATA

(Unaudited)

	2008	2007
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, AND DISCONTINUED OPERATIONS (a) (b)
Return on average common stockholders’ equity	(1.45)%	1.62	9.81	13.66	13.50
Return on average assets	(0.12)	0.16	0.94	1.34	1.35
Overhead efficiency ratio	65.85	75.48	59.73	55.65	55.75
Overhead efficiency ratio excluding brokerage	61.92%	74.54	56.82	52.04	52.60
Operating leverage	$877	(1,208)	(843)	210	(51)

EARNINGS EXCLUDING MERGER-RELATED AND RESTRUCTURING EXPENSES, OTHER INTANGIBLE AMORTIZATION AND DISCONTINUED OPERATIONS (a) (b) (c)
Dividend payout ratio on common shares	(640.00)%	355.56	68.09	44.09	45.16
Return on average tangible common stockholders’ equity	(2.80)	5.05	23.88	33.57	33.27
Return on average tangible assets	(0.09)	0.20	1.03	1.47	1.49
Overhead efficiency ratio	64.55	73.97	58.51	54.47	54.33
Overhead efficiency ratio excluding brokerage	60.14%	72.40	55.32	50.61	50.88
Operating leverage	$869	(1,187)	(855)	197	(75)

OTHER FINANCIAL DATA
Net interest margin	2.92%	2.88	2.92	2.96	3.06
Fee and other income as % of total revenue	39.15	36.99	39.02	48.58	45.15
Effective income tax rate (d)	40.04	122.05	27.33	32.78	30.22
Effective tax rate (Tax-equivalent) (d) (e)	34.06%	127.17	28.38	33.51	30.99

AVERAGE BALANCE SHEET DATA
Commercial loans, net	$198,578	188,164	174,672	165,512	157,288
Consumer loans, net	267,358	261,641	255,129	255,745	257,973
Loans, net	465,936	449,805	429,801	421,257	415,261
Earning assets	659,033	650,140	628,773	605,978	593,663
Total assets	783,593	763,487	729,004	704,773	691,029
Core deposits	394,513	390,043	379,009	378,496	369,270
Total deposits	443,353	437,566	416,107	408,418	399,106
Interest-bearing liabilities	611,099	599,130	574,399	547,669	535,778
Stockholders’ equity	$78,747	73,986	69,857	69,317	69,320

PERIOD-END BALANCE SHEET DATA
Commercial loans, net	$211,700	198,566	189,545	175,369	167,039
Consumer loans, net	268,782	263,388	259,661	253,751	254,624
Loans, net	480,482	461,954	449,206	429,120	421,663
Goodwill and other intangible assets
Goodwill	43,068	43,122	38,848	38,766	38,838
Deposit base	573	619	670	727	796
Customer relationships	1,375	1,410	620	651	684
Tradename	90	90	90	90	90
Total assets	808,890	782,896	754,168	715,428	702,669
Core deposits	398,562	397,405	377,865	378,188	377,358
Total deposits	444,964	449,129	421,937	410,030	405,270
Stockholders’ equity	$78,307	76,872	70,140	69,266	69,786

(a)	These financial measures are calculated by excluding from GAAP net income (loss) presented on page 10, $123 million, $108 million, $22 million, $20 million and $6 million in the first quarter of 2008 and the fourth, third, second and first quarters of 2007, respectively, of after-tax net merger-related and restructuring expenses and $142 million and $88 million after tax in the fourth and third quarters of 2007, respectively, of discontinued operations.
(b)	See page 10 for the most directly comparable GAAP financial measure and pages 21 and 22 for a more detailed reconciliation.
(c)	These financial measures are calculated by excluding from GAAP net income (loss) presented on page 10, $64 million, $65 million, $59 million, $66 million and $76 million in the first quarter of 2008 and the fourth, third, second and first quarters of 2007, respectively, of deposit base and other intangible amortization.
(d)	The fourth and third quarters of 2007 include taxes on discontinued operations.
(e)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	2008	2007
(In millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
INTEREST INCOME
Interest and fees on loans	$7,577	7,980	7,937	7,723	7,618
Interest and dividends on securities	1,496	1,616	1,529	1,474	1,478
Trading account interest	571	557	566	506	433
Other interest income	535	757	799	647	611

Total interest income	10,179	10,910	10,831	10,350	10,140

INTEREST EXPENSE
Interest on deposits	2,941	3,433	3,334	3,180	3,014
Interest on short-term borrowings	523	673	801	706	669
Interest on long-term debt	1,963	2,174	2,145	2,015	1,957

Total interest expense	5,427	6,280	6,280	5,901	5,640

Net interest income	4,752	4,630	4,551	4,449	4,500
Provision for credit losses	2,831	1,497	408	179	177

Net interest income after provision for credit losses	1,921	3,133	4,143	4,270	4,323

FEE AND OTHER INCOME
Service charges	676	716	689	667	614
Other banking fees	498	497	471	449	416
Commissions	914	970	600	649	659
Fiduciary and asset management fees	1,439	1,436	1,029	1,015	953
Advisory, underwriting and other investment banking fees	261	249	393	454	407
Trading account profits (losses)	(308)	(524)	(301)	195	128
Principal investing	446	41	372	298	48
Securities gains (losses)	(205)	(320)	(34)	23	53
Other income	(630)	(321)	(286)	490	456

Total fee and other income	3,091	2,744	2,933	4,240	3,734

NONINTEREST EXPENSE
Salaries and employee benefits	3,260	3,468	2,628	3,122	2,972
Occupancy	379	375	325	331	312
Equipment	323	334	283	309	307
Marketing	97	80	74	78	62
Communications and supplies	186	191	176	178	173
Professional and consulting fees	196	271	194	205	177
Other intangible amortization	103	111	92	103	118
Merger-related and restructuring expenses	241	187	36	32	10
Sundry expense	656	769	717	532	490

Total noninterest expense	5,441	5,786	4,525	4,890	4,621

Minority interest in income of consolidated subsidiaries	155	107	189	139	136

Income (loss) from continuing operations before income taxes (benefits)	(584)	(16)	2,362	3,481	3,300
Income taxes (benefits)	(234)	(209)	656	1,140	998

Income (loss) from continuing operations	(350)	193	1,706	2,341	2,302
Discontinued operations, net of income taxes	—	(142)	(88)	—	—

Net income (loss)	(350)	51	1,618	2,341	2,302
Dividends on preferred stock	43	—	—	—	—

Net income (loss) available to common stockholders	$(393)	51	1,618	2,341	2,302

PER COMMON SHARE DATA (after preferred stock dividends)
Basic earnings
Income (loss) from continuing operations	$(0.20)	0.10	0.91	1.24	1.22
Net income (loss) available to common stockholders	(0.20)	0.03	0.86	1.24	1.22
Diluted earnings (a)
Income (loss) from continuing operations	(0.20)	0.10	0.90	1.22	1.20
Net income (loss) available to common stockholders	(0.20)	0.03	0.85	1.22	1.20
Cash dividends	$0.64	0.64	0.64	0.56	0.56
AVERAGE COMMON SHARES
Basic	1,963	1,959	1,885	1,891	1,894
Diluted	1,977	1,983	1,910	1,919	1,925

(a)	Calculated using average basic common shares in the first quarter of 2008.

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended March 31, 2008
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,455	181	1,032	274	(137)	(53)	4,752
Fee and other income	990	211	(159)	2,191	(142)	—	3,091
Intersegment revenue	55	5	(50)	(10)	—	—	—

Total revenue (a)	4,500	397	823	2,455	(279)	(53)	7,843
Provision for credit losses	569	5	197	—	2,060	—	2,831
Noninterest expense	2,050	246	747	1,855	302	241	5,441
Minority interest	—	—	—	—	198	(43)	155
Income taxes (benefits)	675	54	(65)	218	(1,041)	(75)	(234)
Tax-equivalent adjustment	11	—	21	1	20	(53)	—

Net income (loss)	1,195	92	(77)	381	(1,818)	(123)	(350)
Dividends on preferred stock	—	—	—	—	43	—	43

Net income (loss) available to common stockholders	$1,195	92	(77)	381	(1,861)	(123)	(393)

	Three Months Ended December 31, 2007
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,402	183	988	318	(217)	(44)	4,630
Fee and other income	929	214	(555)	2,211	(55)	—	2,744
Intersegment revenue	58	3	(50)	(11)	—	—	—

Total revenue (a)	4,389	400	383	2,518	(272)	(44)	7,374
Provision for credit losses	320	7	112	—	1,058	—	1,497
Noninterest expense	2,041	249	952	1,938	419	187	5,786
Minority interest	—	—	—	—	118	(11)	107
Income taxes (benefits)	730	53	(269)	211	(866)	(68)	(209)
Tax-equivalent adjustment	11	—	19	1	13	(44)	—

Income (loss) from continuing operations	1,287	91	(431)	368	(1,014)	(108)	193
Discontinued operations, net of income taxes	—	—	—	—	(142)	—	(142)

Net income (loss)	$1,287	91	(431)	368	(1,156)	(108)	51

WACHOVIA CORPORATION AND SUBSIDIARIES

BUSINESS SEGMENTS

(Unaudited)

	Three Months Ended March 31, 2007
(In millions)	General Bank	Wealth Management	Corporate and Investment Bank	Capital Management	Parent	Net Merger- Related and Restructuring Expenses (b)	Total
CONSOLIDATED
Net interest income (a)	$3,398	181	716	259	(17)	(37)	4,500
Fee and other income	845	196	1,109	1,477	107	—	3,734
Intersegment revenue	47	3	(43)	(8)	1	—	—

Total revenue (a)	4,290	380	1,782	1,728	91	(37)	8,234
Provision for credit losses	147	1	6	—	23	—	177
Noninterest expense	1,869	247	911	1,237	347	10	4,621
Minority interest	—	—	—	—	136	—	136
Income taxes (benefits)	819	48	305	179	(349)	(4)	998
Tax-equivalent adjustment	11	—	10	—	16	(37)	—

Net income (loss)	$1,444	84	550	312	(82)	(6)	2,302

(a)	Tax-equivalent.
(b)	The tax-equivalent amounts are eliminated herein in order for “Total” amounts to agree with amounts appearing in the Consolidated Statements of Income.

WACHOVIA CORPORATION AND SUBSIDIARIES

LOANS—ON-BALANCE SHEET, AND MANAGED AND SERVICING PORTFOLIOS

(Unaudited)

	2008	2007
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ON-BALANCE SHEET LOAN PORTFOLIO COMMERCIAL
Commercial, financial and agricultural	$119,193	112,509	109,269	102,397	99,687
Real estate—construction and other	18,597	18,543	18,167	17,449	16,965
Real estate—mortgage	26,370	23,846	21,514	20,448	20,130
Lease financing	23,637	23,913	23,966	24,083	24,053
Foreign	33,616	29,540	26,471	20,959	16,240

Total commercial	221,413	208,351	199,387	185,336	177,075

CONSUMER
Real estate secured	230,197	227,719	225,355	220,293	220,682
Student loans	9,324	8,149	7,742	6,757	8,479
Installment loans	27,437	25,635	24,763	25,017	23,665

Total consumer	266,958	261,503	257,860	252,067	252,826

Total loans	488,371	469,854	457,247	437,403	429,901
Unearned income	(7,889)	(7,900)	(8,041)	(8,283)	(8,238)

Loans, net (On-balance sheet)	$480,482	461,954	449,206	429,120	421,663

MANAGED PORTFOLIO (a)
COMMERCIAL
On-balance sheet loan portfolio	$221,413	208,351	199,387	185,336	177,075
Securitized loans—off-balance sheet	120	131	142	170	181
Loans held for sale	3,342	9,414	13,905	11,573	10,467

Total commercial	224,875	217,896	213,434	197,079	187,723

CONSUMER
Real estate secured
On-balance sheet loan portfolio	230,197	227,719	225,355	220,293	220,682
Securitized loans—off-balance sheet	6,845	7,230	7,625	8,112	6,595
Securitized loans included in securities	11,683	10,755	5,963	6,091	5,629
Loans held for sale	5,960	4,816	3,583	4,079	4,089

Total real estate secured	254,685	250,520	242,526	238,575	236,995

Student
On-balance sheet loan portfolio	9,324	8,149	7,742	6,757	8,479
Securitized loans—off-balance sheet	2,586	2,811	2,856	2,905	3,045
Securitized loans included in securities	52	52	52	52	52
Loans held for sale	—	—	1,968	2,046	—

Total student	11,962	11,012	12,618	11,760	11,576

Installment
On-balance sheet loan portfolio	27,437	25,635	24,763	25,017	23,665
Securitized loans—off-balance sheet	1,968	2,263	2,572	3,105	2,851
Securitized loans included in securities	39	47	55	116	126
Loans held for sale	2,127	2,542	1,975	35	476

Total installment	31,571	30,487	29,365	28,273	27,118

Total consumer	298,218	292,019	284,509	278,608	275,689

Total managed portfolio	$523,093	509,915	497,943	475,687	463,412

SERVICING PORTFOLIO (b)
Commercial	$354,624	353,464	337,721	298,374	271,038
Consumer	$27,415	27,967	28,474	26,789	25,952

(a)	The managed portfolio includes the on-balance sheet loan portfolio, loans securitized for which the retained interests are classified in securities on-balance sheet, loans held for sale on-balance sheet and the off-balance sheet portfolio of securitized loans sold, where we service the loans.
(b)	The servicing portfolio consists of third party commercial and consumer loans for which our sole function is that of servicing the loans for the third parties.

WACHOVIA CORPORATION AND SUBSIDIARIES

ALLOWANCE FOR CREDIT LOSSES

(Unaudited)

	2008	2007
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ALLOWANCE FOR CREDIT LOSSES (a)
Balance, beginning of period	$4,717	3,691	3,552	3,533	3,514
Provision for credit losses	2,834	1,467	381	168	175
Provision for credit losses relating to loans transferred to loans held for sale or sold	7	6	3	4	1
Provision for credit losses for unfunded lending commitments	(10)	24	24	7	1
LOAN LOSSES
Commercial, financial and agricultural	(171)	(67)	(41)	(39)	(34)
Commercial real estate—construction and mortgage	(81)	(117)	(5)	(4)	(6)

Total commercial	(252)	(184)	(46)	(43)	(40)

Real estate secured	(351)	(156)	(59)	(40)	(33)
Student loans	(3)	(4)	(5)	(2)	(3)
Installment and other loans (b)	(242)	(225)	(168)	(138)	(142)

Total consumer	(596)	(385)	(232)	(180)	(178)

Total loan losses	(848)	(569)	(278)	(223)	(218)

LOAN RECOVERIES
Commercial, financial and agricultural	14	22	9	15	9
Commercial real estate—construction and mortgage	1	—	3	—	3

Total commercial	15	22	12	15	12

Real estate secured	10	9	12	11	6
Student loans	1	2	3	—	1
Installment and other loans (b)	57	75	45	47	44

Total consumer	68	86	60	58	51

Total loan recoveries	83	108	72	73	63

Net charge-offs	(765)	(461)	(206)	(150)	(155)

Allowance relating to loans acquired, transferred to loans held for sale or sold	(16)	(10)	(63)	(10)	(3)

Balance, end of period	$6,767	4,717	3,691	3,552	3,533

ALLOWANCE FOR CREDIT LOSSES
Allowance for loan losses	$6,567	4,507	3,505	3,390	3,378
Reserve for unfunded lending commitments	200	210	186	162	155

Total allowance for credit losses	$6,767	4,717	3,691	3,552	3,533

ALLOWANCE FOR LOAN LOSSES
as % of loans, net	1.37%	0.98	0.78	0.79	0.80
as % of nonaccrual and restructured loans (c)	84	90	129	174	207
as % of nonperforming assets (c)	78	84	115	157	189
ALLOWANCE FOR CREDIT LOSSES
as % of loans, net	1.41%	1.02	0.82	0.83	0.84

NET CHARGE-OFFS AS % OF AVERAGE LOANS, NET (d)
Commercial, financial and agricultural	0.41%	0.12	0.10	0.07	0.08
Commercial real estate—construction and mortgage	0.73	1.12	0.02	0.04	0.04

Total commercial	0.48	0.34	0.08	0.07	0.07

Real estate secured	0.59	0.26	0.08	0.05	0.05
Student loans	0.08	0.10	0.14	0.07	0.10
Installment and other loans (b)	2.76	2.35	1.99	1.47	1.67

Total consumer	0.79	0.46	0.27	0.19	0.20

Total as % of average loans, net	0.66%	0.41	0.19	0.14	0.15

CONSUMER REAL ESTATE SECURED NET CHARGE-OFFS
First lien	$(291)	(122)	(32)	(17)	(15)
Second lien	(50)	(25)	(15)	(12)	(12)

Total consumer real estate secured net charge-offs	$(341)	(147)	(47)	(29)	(27)

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.
(b)	Principally auto loans.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	Annualized.

WACHOVIA CORPORATION AND SUBSIDIARIES

NONPERFORMING ASSETS

(Unaudited)

	2008	2007
(In millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
NONPERFORMING ASSETS
Nonaccrual loans
Commercial
Commercial, financial and agricultural	$908	602	354	318	303
Commercial real estate - construction and mortgage	1,750	1,059	289	161	117

Total commercial	2,658	1,661	643	479	420

Consumer
Real estate secured
First lien	5,015	3,234	1,986	1,380	1,124
Second lien	75	58	41	44	37
Installment and other loans (a)	40	42	45	42	51

Total consumer	5,130	3,334	2,072	1,466	1,212

Total nonaccrual loans	7,788	4,995	2,715	1,945	1,632
Troubled debt restructurings (b)	56	—	—	—	—
Foreclosed properties	530	389	334	207	155

Total nonperforming assets	$8,374	5,384	3,049	2,152	1,787

as % of loans, net, and foreclosed properties (c)	1.74%	1.16	0.68	0.50	0.42

Nonperforming assets included in loans held for sale
Commercial	$—	—	—	—	1
Consumer	5	62	59	42	25

Total nonperforming assets included in loans held for sale	5	62	59	42	26

Nonperforming assets included in loans and in loans held for sale	$8,379	5,446	3,108	2,194	1,813

as % of loans, net, foreclosed properties and loans held for sale (d)	1.70%	1.14	0.66	0.49	0.42

PAST DUE LOANS 90 DAYS AND OVER, AND NONACCRUAL LOANS (c)

Accruing loans past due 90 days and over	$1,047	708	590	562	555
Nonaccrual loans	7,788	4,995	2,715	1,945	1,632

Total past due loans 90 days and over, and nonaccrual loans	$8,835	5,703	3,305	2,507	2,187

Commercial as % of loans, net	1.31%	0.89	0.38	0.31	0.28
Consumer as % of loans, net	2.26%	1.49	1.00	0.78	0.68

(a)	Principally auto loans; nonaccrual status does not apply to student loans.
(b)	Troubled debt restructurings were not significant prior to the first quarter of 2008.
(c)	These ratios do not include nonperforming assets included in loans held for sale.
(d)	These ratios reflect nonperforming loans included in loans held for sale. Loans held for sale are recorded at the lower of cost or market value, and accordingly, the amounts shown and included in the ratios are net of the transferred allowance for loan losses and the lower of cost or market value adjustments.

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	2008	2007
(In millions, except per share data)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
ASSETS
Cash and due from banks	$14,703	15,124	12,681	12,065	12,593
Interest-bearing bank balances	3,236	3,057	4,449	2,726	2,591
Federal funds sold and securities purchased under resale agreements	10,644	15,449	11,995	11,511	10,322

Total cash and cash equivalents	28,583	33,630	29,125	26,302	25,506

Trading account assets	72,592	55,882	54,835	51,540	44,161
Securities	114,183	115,037	111,827	106,184	106,841
Loans, net of unearned income	480,482	461,954	449,206	429,120	421,663
Allowance for loan losses	(6,567)	(4,507)	(3,505)	(3,390)	(3,378)

Loans, net	473,915	457,447	445,701	425,730	418,285

Loans held for sale	11,429	16,772	21,431	17,733	15,032
Premises and equipment	6,733	6,605	6,002	6,080	6,058
Due from customers on acceptances	1,109	1,418	1,295	831	992
Goodwill	43,068	43,122	38,848	38,766	38,838
Other intangible assets	2,038	2,119	1,380	1,468	1,570
Other assets	55,240	50,864	43,724	40,794	45,386

Total assets	$808,890	782,896	754,168	715,428	702,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	60,951	60,893	56,825	62,112	63,399
Interest-bearing deposits	384,013	388,236	365,112	347,918	341,871

Total deposits	444,964	449,129	421,937	410,030	405,270
Short-term borrowings	57,857	50,393	62,714	52,715	47,144
Bank acceptances outstanding	1,118	1,424	1,303	840	1,004
Trading account liabilities	28,887	21,585	17,771	19,319	17,291
Other liabilities	19,036	19,151	18,424	18,080	16,741
Long-term debt	175,653	161,007	158,584	142,047	142,334

Total liabilities	727,515	702,689	680,733	643,031	629,784

Minority interest in net assets of consolidated subsidiaries	3,068	3,335	3,295	3,131	3,099

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at March 31, 2008	—	—	—	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $100,000 liquidation preference per share, 25,010 shares authorized	—	—	—	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series J, $1,000 liquidation preference per share, 92 million depositary shares issued and outstanding at March 31, 2008	2,300	2,300	—	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series K, $1,000 liquidation preference per share, 3.5 million shares issued and outstanding at March 31, 2008	3,500	—	—	—	—
Common stock, $3.33-1/3 par value, authorized 3 billion shares, outstanding 1.965 billion shares at March 31, 2008	6,551	6,534	6,283	6,289	6,316
Paid-in capital	56,368	56,149	51,938	51,905	52,026
Retained earnings	11,763	13,456	14,670	14,335	13,378
Accumulated other comprehensive income, net	(2,175)	(1,567)	(2,751)	(3,263)	(1,934)

Total stockholders’ equity	78,307	76,872	70,140	69,266	69,786

Total liabilities and stockholders’ equity	$808,890	782,896	754,168	715,428	702,669

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	FIRST QUARTER 2008			FOURTH QUARTER 2007
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$4,253	51	4.85%	$5,083	64	5.05%
Federal funds sold and securities purchased under resale agreements	11,865	103	3.49	12,901	155	4.77
Trading account assets	44,655	589	5.28	37,694	569	6.04
Securities	110,401	1,545	5.60	115,436	1,625	5.62
Loans
Commercial
Commercial, financial and agricultural	115,377	1,671	5.82	111,500	1,908	6.79
Real estate—construction and other	18,634	251	5.42	18,435	318	6.85
Real estate—mortgage	25,291	374	5.95	22,973	426	7.36
Lease financing	7,167	140	7.79	7,374	145	7.82
Foreign	32,109	389	4.86	27,882	380	5.42

Total commercial	198,578	2,825	5.72	188,164	3,177	6.70

Consumer
Real estate secured	231,392	3,926	6.79	227,893	4,042	7.08
Student loans	9,155	113	4.96	8,073	126	6.19
Installment loans	26,811	659	9.88	25,675	651	10.04

Total consumer	267,358	4,698	7.04	261,641	4,819	7.35

Total loans	465,936	7,523	6.48	449,805	7,996	7.08

Loans held for sale	11,592	223	7.71	18,998	360	7.53
Other earning assets	10,331	146	5.69	10,223	166	6.48

Total earning assets excluding derivatives	659,033	10,180	6.19	650,140	10,935	6.70
Risk management derivatives (a)	—	52	0.04	—	19	0.01

Total earning assets including derivatives	659,033	10,232	6.23	650,140	10,954	6.71

Cash and due from banks	11,645			12,028
Other assets	112,915			101,319

Total assets	$783,593			$763,487

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	86,452	236	1.10	83,370	345	1.64
Money market accounts	128,074	747	2.34	121,717	949	3.09
Other consumer time	123,655	1,437	4.68	127,061	1,557	4.86
Foreign	26,197	231	3.55	27,354	306	4.44
Other time	22,643	265	4.71	20,169	263	5.16

Total interest-bearing deposits	387,021	2,916	3.03	379,671	3,420	3.57
Federal funds purchased and securities sold under repurchase agreements	35,956	308	3.45	36,386	413	4.50
Commercial paper	5,509	38	2.74	7,272	78	4.27
Securities sold short	6,919	62	3.63	6,728	61	3.62
Other short-term borrowings	10,154	45	1.77	10,369	58	2.24
Long-term debt	165,540	1,961	4.75	158,704	2,129	5.34

Total interest-bearing liabilities excluding derivatives	611,099	5,330	3.51	599,130	6,159	4.08
Risk management derivatives (a)	—	97	0.06	—	121	0.08

Total interest-bearing liabilities including derivatives	611,099	5,427	3.57	599,130	6,280	4.16

Noninterest-bearing deposits	56,332			57,895
Other liabilities	37,415			32,476
Stockholders’ equity	78,747			73,986

Total liabilities and stockholders’ equity	$783,593			$763,487

Interest income and rate earned—including derivatives		$10,232	6.23%		$10,954	6.71%
Interest expense and equivalent rate paid—including derivatives		5,427	3.31		6,280	3.83

Net interest income and margin—including derivatives		$4,805	2.92%		$4,674	2.88%

(a)	The rates earned and the rates paid on risk management derivatives are based on off-balance sheet notional amounts. The fair value of these instruments is included in other assets and other liabilities.

WACHOVIA CORPORATION AND SUBSIDIARIES

NET INTEREST INCOME SUMMARIES

(Unaudited)

	THIRD QUARTER 2007			SECOND QUARTER 2007			FIRST QUARTER 2007
(In millions)	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balances	Interest Income/ Expense	Average Rates Earned/ Paid
ASSETS
Interest-bearing bank balances	$6,459	93	5.68%	$3,384	50	6.00%	$1,523	30	7.80%
Federal funds sold and securities purchased under resale agreements	14,206	194	5.42	12,110	158	5.25	14,124	177	5.07
Trading account assets	38,737	575	5.93	35,165	519	5.90	29,681	442	5.97
Securities	111,424	1,522	5.46	108,433	1,467	5.41	108,071	1,461	5.42
Loans
Commercial
Commercial, financial and agricultural	106,263	1,927	7.19	101,012	1,805	7.16	98,413	1,736	7.16
Real estate—construction and other	17,795	344	7.66	17,334	329	7.62	16,508	313	7.69
Real estate—mortgage	20,883	406	7.71	20,175	378	7.53	20,231	380	7.61
Lease financing	7,523	146	7.80	7,759	150	7.74	7,730	150	7.75
Foreign	22,208	308	5.53	19,232	265	5.51	14,406	196	5.49

Total commercial	174,672	3,131	7.12	165,512	2,927	7.09	157,288	2,775	7.15

Consumer
Real estate secured	223,356	4,070	7.28	222,096	4,042	7.28	225,909	4,148	7.36
Student loans	7,299	122	6.61	8,850	141	6.42	8,524	136	6.47
Installment loans	24,474	614	9.96	24,799	609	9.84	23,540	566	9.75

Total consumer	255,129	4,806	7.52	255,745	4,792	7.50	257,973	4,850	7.55

Total loans	429,801	7,937	7.35	421,257	7,719	7.34	415,261	7,625	7.40

Loans held for sale	20,209	363	7.14	17,644	285	6.47	16,748	255	6.16
Other earning assets	7,937	138	6.91	7,985	144	7.23	8,255	139	6.82

Total earning assets excluding derivatives	628,773	10,822	6.86	605,978	10,342	6.84	593,663	10,129	6.87
Risk management derivatives (a)	—	42	0.02	—	46	0.03	—	48	0.03

Total earning assets including derivatives	628,773	10,864	6.88	605,978	10,388	6.87	593,663	10,177	6.90

Cash and due from banks	11,134			11,533			12,260
Other assets	89,097			87,262			85,106

Total assets	$729,004			$704,773			$691,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest-bearing deposits
Savings and NOW accounts	81,851	357	1.73	83,977	367	1.75	84,247	373	1.80
Money market accounts	116,404	980	3.34	111,562	976	3.51	107,785	917	3.45
Other consumer time	122,474	1,507	4.88	120,684	1,455	4.84	116,262	1,369	4.77
Foreign	23,322	292	4.97	21,871	270	4.96	20,802	249	4.85
Other time	13,776	187	5.40	8,051	107	5.30	9,034	119	5.36

Total interest-bearing deposits	357,827	3,323	3.68	346,145	3,175	3.68	338,130	3,027	3.63
Federal funds purchased and securities sold under repurchase agreements	44,334	556	4.98	38,031	473	4.98	35,142	430	4.97
Commercial paper	5,799	65	4.42	5,143	60	4.67	4,920	57	4.72
Securities sold short	7,420	70	3.74	7,158	67	3.75	8,709	83	3.86
Other short-term borrowings	7,793	55	2.74	7,688	52	2.77	6,898	44	2.54
Long-term debt	151,226	2,067	5.44	143,504	1,923	5.37	141,979	1,880	5.35

Total interest-bearing liabilities excluding derivatives	574,399	6,136	4.24	547,669	5,750	4.21	535,778	5,521	4.17
Risk management derivatives (a)	—	144	0.10	—	151	0.11	—	119	0.09

Total interest-bearing liabilities including derivatives	574,399	6,280	4.34	547,669	5,901	4.32	535,778	5,640	4.26

Noninterest-bearing deposits	58,280			62,273			60,976

Other liabilities	26,468			25,514			24,955
Stockholders’ equity	69,857			69,317			69,320

Total liabilities and stockholders’ equity	$729,004			$704,773			$691,029

Interest income and rate earned—including derivatives		$10,864	6.88%		$10,388	6.87%		$10,177	6.90%
Interest expense and equivalent rate paid—including derivatives		6,280	3.96		5,901	3.91		5,640	3.84

Net interest income and margin—including derivatives		$4,584	2.92%		$4,487	2.96%		$4,537	3.06%

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2008		2007
(In millions, except per share data)	*	First Quarter		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
INCOME (LOSS) FROM CONTINUING OPERATIONS
Net income (loss) (GAAP)	A	$(350)		51	1,618	2,341	2,302
Discontinued operations, net of income taxes (GAAP)		—		142	88	—	—

Income (loss) from continuing operations (GAAP)		(350)		193	1,706	2,341	2,302
Merger-related and restructuring expenses (GAAP)		123		108	22	20	6

Earnings excluding merger-related and restructuring expenses, and discontinued operations	B	(227)		301	1,728	2,361	2,308
Other intangible amortization (GAAP)		64		65	59	66	76

Earnings excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C	$(163)		366	1,787	2,427	2,384

INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS
Net income (loss) available to common stockholders (GAAP)	D	$(393)		51	1,618	2,341	2,302
Discontinued operations, net of income taxes (GAAP)		—		142	88	—	—

Income (loss) from continuing operations available to common stockholders (GAAP)		(393)		193	1,706	2,341	2,302
Merger-related and restructuring expenses (GAAP)		123		108	22	20	6

Income (loss) available to common stockholders excluding merger-related and restructuring expenses, and discontinued operations	E	(270)		301	1,728	2,361	2,308
Other intangible amortization (GAAP)		64		65	59	66	76

Net income (loss) available to common stockholders, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	F	$(206)		366	1,787	2,427	2,384

RETURN ON AVERAGE COMMON STOCKHOLDERS’ EQUITY
Average common stockholders’ equity (GAAP)	G	$74,697		73,599	69,857	69,317	69,320
Merger-related and restructuring expenses (GAAP)		110		242	124	14	1
Discontinued operations (GAAP)		—		(142)	(88)	—	—

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and discontinued operations	H	74,807		73,699	69,893	69,331	69,321
Average intangible assets (GAAP)	I	(45,211)		(44,941)	(40,198)	(40,328)	(40,263)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	J	$29,596		28,758	29,695	29,003	29,058

Return on average common stockholders’ equity
GAAP	D/G	(2.11	) %	0.28	9.19	13.54	13.47
Excluding merger-related and restructuring expenses, and discontinued operations	E/H	(1.45)		1.62	9.81	13.66	13.50
Return on average tangible common stockholders’ equity GAAP	D/G+I	(5.36)		0.71	21.64	32.38	32.14
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	F/J	(2.80)%		5.05	23.88	33.57	33.27

RETURN ON AVERAGE ASSETS
Average assets (GAAP)	K	$783,593		763,487	729,004	704,773	691,029
Average intangible assets (GAAP)		(45,211)		(44,941)	(40,198)	(40,328)	(40,263)

Average tangible assets (GAAP)	L	738,382		718,546	688,806	664,445	650,766

Average assets (GAAP)		783,593		763,487	729,004	704,773	691,029
Merger-related and restructuring expenses (GAAP)		110		242	124	14	1
Discontinued operations (GAAP)		—		(142)	(88)	—	—

Average assets, excluding merger-related and restructuring expenses, and discontinued operations	M	783,703		763,587	729,040	704,787	691,030
Average intangible assets (GAAP)		(45,211)		(44,941)	(40,198)	(40,328)	(40,263)

Average tangible assets, excluding merger-related and restructuring expenses, and discontinued operations	N	$738,492		718,646	688,842	664,459	650,767

Return on average assets
GAAP	A/K	(0.18)%		0.03	0.88	1.33	1.35
Excluding merger-related and restructuring expenses, and discontinued operations	B/M	(0.12)		0.16	0.94	1.34	1.35
Return on average tangible assets
GAAP	A/L	(0.19)		0.03	0.93	1.41	1.43
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	C/N	(0.09)%		0.20	1.03	1.47	1.49

WACHOVIA CORPORATION AND SUBSIDIARIES

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

(Unaudited)

		2008	2007
(In millions, except per share data)	*	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
OVERHEAD EFFICIENCY RATIOS
Noninterest expense (GAAP)	O	$5,441	5,786	4,525	4,890	4,621
Merger-related and restructuring expenses (GAAP)		(241)	(187)	(36)	(32)	(10)

Noninterest expense, excluding merger-related and restructuring expenses	P	5,200	5,599	4,489	4,858	4,611
Other intangible amortization (GAAP)		(103)	(111)	(92)	(103)	(118)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amortization	Q	$5,097	5,488	4,397	4,755	4,493

Net interest income (GAAP)		$4,752	4,630	4,551	4,449	4,500
Tax-equivalent adjustment		53	44	33	38	37

Net interest income (Tax-equivalent)		4,805	4,674	4,584	4,487	4,537
Fee and other income (GAAP)		3,091	2,744	2,933	4,240	3,734

Total	R	$7,896	7,418	7,517	8,727	8,271

Retail Brokerage Services, excluding insurance	S	$1,628	1,719	1,033	1,070	1,015
Noninterest expense (GAAP)

Net interest income (GAAP)		$261	303	255	248	249
Tax-equivalent adjustment		1	1	—	—	—

Net interest income (Tax-equivalent)		262	304	255	248	249
Fee and other income (GAAP)		1,866	1,908	1,180	1,202	1,185

Total	T	$2,128	2,212	1,435	1,450	1,434

Overhead efficiency ratios GAAP	O/R	68.91%	78.00	60.20	56.02	55.88
Excluding merger-related and restructuring expenses	P/R	65.85	75.48	59.73	55.65	55.75
Excluding merger-related and restructuring expenses, and brokerage	P-S/R-T	61.92	74.54	56.82	52.04	52.60
Excluding merger-related and restructuring expenses, and other intangible amortization	Q/R	64.55	73.97	58.51	54.47	54.33
Excluding merger-related and restructuring expenses, other intangible amortization and brokerage	Q-S/R-T	60.14%	72.40	55.32	50.61	50.88

OPERATING LEVERAGE
Operating leverage (GAAP)		$823	(1,359)	(847)	189	(13)
Merger-related and restructuring expenses (GAAP)		54	151	4	21	(38)

Operating leverage, excluding merger-related and restructuring expenses		877	(1,208)	(843)	210	(51)
Other intangible amortization (GAAP)		(8)	21	(12)	(13)	(24)

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amortization		$869	(1,187)	(855)	197	(75)

DIVIDEND PAYOUT RATIOS ON COMMON SHARES
Dividends paid per common share	U	$0.64	0.64	0.64	0.56	0.56

Diluted earnings per common share (GAAP)	V	$(0.20)	0.03	0.85	1.22	1.20
Merger-related and restructuring expenses (GAAP)		0.06	0.05	—	0.01	—
Other intangible amortization (GAAP)		0.04	0.03	0.04	0.04	0.04
Discontinued operations (GAAP)		—	0.07	0.05	—	—

Diluted earnings per common share, excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	W	$(0.10)	0.18	0.94	1.27	1.24

Dividend payout ratios
GAAP	U/V	(320.00)%	2,133.33	75.29	45.90	46.67
Excluding merger-related and restructuring expenses, other intangible amortization and discontinued operations	U/W	(640.00)%	355.56	68.09	44.09	45.16

*	The letters included in the columns are provided to show how the various ratios presented in the tables on pages 21 and 22 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing income (GAAP) by average assets (GAAP) (i.e., A/K) and annualized where appropriate.